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                                                                   Exhibit 10.18

                                                                  Execution Copy


                         SERVICES AND SUPPORT AGREEMENT


         This Services and Support Agreement ("Agreement"), dated September 30, 1999, is made and entered into by and between GENCORP INC., an Ohio corporation ("GenCorp"), and OMNOVA SOLUTIONS INC., an Ohio corporation ("OMNOVA") and a wholly-owned subsidiary of GenCorp.

                                   WITNESSETH:

         WHEREAS, the Board of Directors of GenCorp has determined that it is advisable to distribute substantially all of the stock of OMNOVA to its shareholders in a transaction intended to qualify under Section 355 of the Internal Revenue Code (the "Distribution");

         WHEREAS, GenCorp and OMNOVA are entering into a Distribution Agreement (the "Distribution Agreement") which, among other things, sets forth the principal transactions required to effect the Distribution and sets forth other agreements that will govern certain other matters following the Distribution; and

         WHEREAS, in connection with the Distribution, GenCorp and OMNOVA have agreed to enter into this Agreement in order for OMNOVA and GenCorp each to assist the other by providing to the other certain services and support not otherwise specified in any of the Ancillary Agreements (as defined in the Distribution Agreement) other than this Agreement (the "Other Agreements");

         NOW THEREFORE, in consideration of these premises and the mutual promises and conditions contained herein, GenCorp and OMNOVA hereby agree as follows:


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                                    ARTICLE I

                                      TERM

     1.1 TERM OF THE AGREEMENT. The term of this Agreement shall be from the date hereof to and including October 31, 2001 (the "Term"), although the actual duration of specific services may be for a shorter period as provided herein. The Term, or the duration of specific services, may be extended by the mutual agreement of GenCorp and OMNOVA.

                                   ARTICLE II

                                    SERVICES

         2.1 SERVICES PROVIDED BY OMNOVA. OMNOVA shall provide, or cause its relevant affiliates to provide, to GenCorp during the Term the services listed on Schedule A attached hereto. The services listed on Schedule A are based on the understanding of the parties hereto of the support and administrative services reasonably expected to be required by GenCorp following the Distribution. If, following the Distribution, GenCorp reasonably determines that additional services consistent with recent historical practices should be provided by OMNOVA, the parties agree to negotiate in good faith to modify this Agreement appropriately with respect to such additional services. In the event the parties agree that OMNOVA shall provide such additional services, the parties hereto further agree that such agreement to provide such additional services shall also amend Schedule A hereto to reflect such agreement of the parties. GenCorp may reduce or terminate any specific services at any time upon 30 days written notice.



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         2.2 PAYMENT FOR SERVICES PROVIDED BY OMNOVA. (a) GenCorp shall pay
OMNOVA on a monthly basis, in consideration of the services provided to GenCorp by OMNOVA hereunder, (i) the amounts specified as "Costs Allocated to GenCorp" on Schedule A, (ii) reasonable out-of-pocket expenses incurred by OMNOVA in connection with providing to GenCorp the services listed on Schedule A, and
(iii) charges by third party service providers to the extent that they are attributable to services provided to or for GenCorp. To the extent that GenCorp has provided notice to reduce services in accordance with Section 2.1, the "Costs Allocated to GenCorp" shall be appropriately reduced.

                  (b) Charges for the services shall be invoiced on or about the tenth (10th) day of the calendar month next following the calendar month in which the services have been performed. Each invoice shall describe in reasonable detail, as appropriate, the services upon which the amount to be charged is based, and such invoice shall be paid within thirty (30) days following receipt thereof.

         2.3 SERVICES PROVIDED BY GENCORP. GenCorp shall provide, or cause its relevant affiliates to provide, to OMNOVA during the Term the services listed on Schedule B attached hereto. The services listed on Schedule B are based on the understanding of the parties hereto of the support and administrative services reasonably expected to be required by OMNOVA following the Distribution. If, following the Distribution, OMNOVA reasonably determines that additional services consistent with recent historical practices should be provided by GenCorp, the parties agree to negotiate in good faith to modify this Agreement appropriately with respect to such additional services. In the event the parties agree that OMNOVA shall provide such additional services, the parties hereto further agree that such agreement to provide such additional services shall also amend Schedule B hereto to reflect such agreement


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of the parties. OMNOVA may reduce or terminate any specific services at any time upon 30 days written notice.

         2.4 PAYMENT FOR SERVICES PROVIDED BY GENCORP.

                  (a) OMNOVA shall pay GenCorp on a monthly basis, in consideration of the services provided to OMNOVA by GenCorp hereunder, (i) the amounts specified as "Costs Allocated to OMNOVA" on Schedule B, (ii) reasonable out-of-pocket expenses incurred by GenCorp in connection with providing services, and (iii) charges by third party service providers to the extent that they are attributable to services provided to or for OMNOVA. To the extent that OMNOVA has provided notice to reduce services in accordance with Section 2.3, the "Costs Allocated to OMNOVA" shall be appropriately reduced.

                  (b) Charges for the services shall be invoiced on or about the tenth (10th) day of the calendar month next following the calendar month in which the services have been performed. Each invoice shall describe in reasonable detail, as appropriate, the services upon which the amount to be charged is based, and such invoice shall be paid within thirty (30) days following receipt thereof.

                                   ARTICLE III

                                   TERMINATION

         3.1 AUTOMATIC TERMINATION. This Agreement automatically shall terminate at the conclusion of the Term unless such Term is extended in accordance with
Section 1.1 hereto.

         3.2 TERMINATION WITH NOTICE. If either GenCorp or OMNOVA (the "Defaulting Party") shall fail to perform in any material respect any of its material obligations under this Agreement, whether voluntarily or involuntarily, the other may terminate this Agreement upon


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one hundred twenty (120) days' written notice to the Defaulting Party that it has so failed to perform its obligations under this Agreement, unless during such period the Defaulting Party shall have remedied such failure.

         3.3 MUTUAL COOPERATION AND ADDITIONAL ASSUMPTIONS. Prior to the termination of this Agreement, the parties shall reasonably cooperate in good faith to facilitate an orderly transition of responsibility for the services provided pursuant to this Agreement, and each party shall deliver to the other party copies of such documents, records and information as are reasonably necessary to achieve such transition. Upon the termination of this Agreement, each party promptly shall deliver to the other party copies of all remaining documents, records and information in such party's possession and owned by the other party that may be reasonably necessary for the other party to assume complete internal responsibility for all of the services provided pursuant to this Agreement.

                                   ARTICLE IV

                       TERMS RELATED TO SPECIFIC SERVICES

         4.1 EMPLOYEE BENEFITS ADMINISTRATION. (a) GenCorp will continue to employ a Benefits Transition Team ("Team") to be based at OMNOVA's corporate headquarters in Fairlawn, Ohio. The responsibilities of the Team will include
(i) administration of GenCorp's employee benefit plans, (ii) transfer of administrative responsibility for GenCorp's employee benefit plans to GenCorp's new corporate headquarters in California and/or to GenCorp Vehicle Sealing headquarters, and (iii) implementation and administration of new employee benefit plans for OMNOVA as described on Schedule B. The Team will report to OMNOVA's Director, Compensation and Benefits, regarding its responsibilities to administer


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employee benefit plans for OMNOVA. GenCorp and OMNOVA hereby agree to cooperate to establish and manage priorities for the Team in connection with fulfilling its responsibilities for both parties.

         (b) In connection with the Team's administration of GenCorp's employee benefit plans, OMNOVA will process and pay certain welfare benefits to or for GenCorp plan participants with OMNOVA funds. Notwithstanding Section 2.2, GenCorp agrees to reimburse OMNOVA for any and all such payments, by wire transfer, on the business day next following each payment by OMNOVA.

         (c) GenCorp shall, at its own cost and expense, (a) defend OMNOVA from any and all claims, damages, actions or causes of action ("Claims") which result from GenCorp's employment and/or termination of employment of any of the employees included in its Benefits Transition Team on or after the Distribution Date, and (b) indemnify and hold OMNOVA harmless from all damages, liabilities, losses, costs, judgments, orders, assessments, interest, penalties, fines, settlement payments, costs and expenses (including, without limitation, attorneys fees and other investigation and defense costs and expenses) imposed upon or incurred by OMNOVA as a result of any such Claim. OMNOVA shall promptly notify GenCorp of any Claim and GenCorp shall be entitled to assume and maintain control over the defense of any Claim and any negotiations and settlement thereof with counsel reasonably acceptable to OMNOVA, provided that GenCorp will not settle any such Claim without the consent of OMNOVA which consent shall not be unreasonably withheld. In the event that GenCorp fails to promptly assume and diligently investigate and defend or settle any Claim then OMNOVA shall have the right, at GenCorp's cost, expense and risk, from that time forward to have sole control of the defense of the Claim and all negotiations for its settlement


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or compromise. The party not controlling the defense of any such Claim shall have the right to participate, at its sole expense, in the defense or settlement thereof.

         4.2 PAYROLL SERVICES. In connection with payroll services described on Schedule A, OMNOVA will process and pay certain salaries and wages and related payroll taxes with OMNOVA funds. Notwithstanding Section 2.2, GenCorp agrees to reimburse OMNOVA for any and all such payments, by wire transfer, on the business day next following GenCorp's receipt of notice of each payment by OMNOVA.

         4.3 CUSTOMER FINANCIAL SERVICES. In connection with customer financial services described on Schedule A, OMNOVA will process and pay certain accounts payable for GenCorp Vehicle Sealing with OMNOVA funds. Notwithstanding Section 2.2, GenCorp agrees to reimburse OMNOVA for any and all such payments, by wire transfer, on the business day next following GenCorp's receipt of notice of each payment by OMNOVA.

         4.4 LEASED EMPLOYEES. (a) GenCorp will continue to employ the individuals named as Leased Employees on Schedule B, until their respective retirement dates determined under GenCorp's 1999 Voluntary Enhanced Retirement Program. The Leased Employees will provide services to OMNOVA as directed by OMNOVA. GenCorp shall be exclusively responsible for all wages, benefits, withholdings and other employment-related matters in respect of Leased Employees.

         (b) GenCorp shall, at its own cost and expense, (i) defend OMNOVA from any and all claims, damages, actions or causes of action ("Claims") which result from GenCorp's employment and/or termination of employment of any of the Leased Employees prior to, on or after the Distribution Date, and (ii) indemnify and hold OMNOVA harmless from all damages, liabilities, losses, costs, judgments, orders, assessments, interest, penalties, fines, settlement


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payments, costs and expenses (including, without limitation, attorneys fees and other investigation and defense costs and expenses) imposed upon or incurred by OMNOVA as a result of any such Claim. OMNOVA shall promptly notify GenCorp of any Claim and GenCorp shall be entitled to assume and maintain control over the defense of any Claim and any negotiations and settlement thereof with counsel reasonably acceptable to OMNOVA provided that GenCorp will not settle any such Claim without the consent of OMNOVA which consent shall not be unreasonably withheld. In the event that GenCorp fails to promptly assume and diligently investigate and defend or settle any Claim then OMNOVA shall have the right, at GenCorp's cost, expense and risk, from that time forward to have sole control of the defense of the Claim and all negotiations for its settlement or compromise. The party not controlling the defense of any such Claim shall have the right to participate, at its sole expense, in the defense or settlement thereof.

         4.5 ACCESS TO WAREHOUSE. GenCorp shall grant OMNOVA reasonable access to the Jacoby Road Warehouse for storing, maintaining or retrieving Records and other OMNOVA assets and shall give OMNOVA reasonable advance written notice of any termination or non-renewal of the lease of such Warehouse.

                                    ARTICLE V

                                     GENERAL

         5.1 NON-WAIVER. The failure of either party to enforce at any time or for any of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.


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         5.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by telecopy or by a nationally recognized overnight courier service, to the parties at the following addresses (or such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To OMNOVA at:     OMNOVA Solutions Inc.
                           175 Ghent Road
                           Fairlawn, Ohio 44333-3300
                           Attention:  General Counsel
                           Fax Number:  330-869-4272

         To GenCorp at:    GenCorp Inc.
                           Highway 50 & Aerojet Road
                           Rancho Cordova, CA  95670
                           Attention:  General Counsel
                           Fax Number:  916-351-8665

         5.3 GOVERNING LAW. This Agreement shall be governed by and enforced in accordance with the internal laws of the State of Ohio, without regard to the conflicts of law principles thereof.

         5.4 LEVEL OF SERVICE. OMNOVA and GenCorp each severally undertake to provide the same quality of services and use the same degree of care in rendering services under this Agreement as it respectively utilizes in rendering such services for its own operations and shall not be liable for any failure to provide services.

         5.5 SEVERABILITY. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this


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Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         5.6 ENTIRE AGREEMENT. This Agreement supersedes and cancels any and all previous agreements, written or oral, between the parties relating to the subject matter hereof. This Agreement and the Other Agreements expresses the complete and final understanding of the parties with respect to the subject matter thereto and may not be changed in any way, except by an instrument in writing signed by both parties.

         5.7 ASSIGNMENT. Neither of the parties shall assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not unreasonably be withheld.

         IN WITNESS WHEREOF, the parties have hereunto caused their authorized representative to execute this Agreement as of the day and year first above written. GENCORP INC.


                                   By: /s/ William R. Phillips
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                                   Name:  William R. Phillips
                                        --------------------------------

                                   Title:   Senior Vice President
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                                   OMNOVA SOLUTIONS INC.


                                   By: /s/ James C. LeMay
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                                   Name:  James C. LeMay
                                        --------------------------------

                                   Title:   Senior Vice President
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